EXHIBIT "1.3"
"ARTICLES OF AMENDMENT 1940"

FILED in the office of the Secretary of State of the State of California MAY 2 1940 PAUL PEEK, Secretary of State By /S/ Deputy Secretary of State

Capital stock chgd. fr. $350,000 to $750,000.

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF WEST COAST MINES, INC.

KNOW ALL MEN BY THESE PRESENTS:

         That we, the undersigned, the president and secretary respectively of the WEST COAST MINES, INC., do hereby certify as follows:

      That a special meeting of the board of directors of said WEST COAST MINES, INC., was duly held on the 8th day of April, 1940, at the hour of 5 o'clock P.M., at the office and principal place of business of said corporation, to-wit, 215 Capital National Bank Building, Sacramento, California, at which said meeting a resolution was regularly proposed, voted upon and adopted by the unanimous vote of all of said directors, amending the articles of incorporation of said corporation; that the following is a full, true and correct copy of the resolution of said board of directors amending the articles on incorporation:

         "RESOLVED: That the articles of incorporation of WEST COAST MINES, INC., amended, by amending Article FOURTH so that it shall, as amended, read as follows, to-wit:

         "FOURTH: The amount of the capital stock of said corporation is Seven Hundred Fifty Thousand Dollars ($750,000.00), divided into seven hundred fifty thousand (750,000) shares of the par value of One Dollar ($1.00) per each share."


      That said resolution of the Board of Directors was approved on the 1st day of May, 1940, by the written consent of shareholders holding more that 60% of the voting power of said corporation, that is to say, holding 195,147 shares of stock of said corporation out of 324,892 shares entitled to vote at the time said consent was given; that the following is a full, true and correct copy of said consent of said shareholders to the amendment of the articles of incorporation:

      "We, the undersigned, shareholders of WEST COAST MINES, INC., holding more than 60% of the voting power of said corporation, that is to say, holding 195,147 shares of stock of said corporation out of 324,892 shares entitled to vote, hereby, and by these presents do, consent to, confirm and ratify the amendment of Article "FOURTH" of the Articles of Incorporation, made by the Board of directors of WEST COAST MINES, INC., at a special meeting held on the 8th day of April, 1940, at 5 o'clock P.M. by which amendment said Article shall read as follows:

         'FOURTH: The amount of the capital stock of the said corporation is Seven Hundred Fifty Thousand Dollars ($750,000.00) divided into seven hundred fifty thousand (750,000) shares of the par value of One Dollar ($1.00) per each share.'

       DATED:  May 1, 1940
               William N. Enos, holding 2,250 shares
               Chas. A. Palm, holding 13,000 shares
               Clovis T. LaGrave, holding 3,000 shares

               J.W. Peacock, holding 2,650 shares
               E.D. Palm, holding 801 shares
               D. Schuyler Pulford, holding 6,000 shares
               W.E. Truesdale & M.A. Truesdale, holding 5,000 shares W.J. Kamenzind, holding 162,446 shares"

IN WITNESS WHEREOF, we, the said president and said secretary, have hereunto set our hands this 2nd day of May, 1940.

WEST COAST MINES, INC.,
By/S/W.J. Kamenzind, President
And/S/Walter Leitch, Secretary

STATE OF CALIFORNIA )
                    ( ss
COUNTY OF SACRAMENTO)

        W.J. KAMENZIND and WALTER LEITCH, being by me duly sworn, depose and say: That they are the President and Secretary respectively of WEST COAST MINES, INC., that they have read the foregoing certificate and know the contents thereof and that the same is true of their own knowledge.

/S/ W.J. Kamenzind
--------------------
/S/ Walter Leitch
--------------------

Subscribed and sworn to before me this 2nd day of May, 1940.

/S/ Luda N. Gross
-----------------
Notary Public in and for the County of Sacramento, State of California.


        I, the undersigned, secretary of WEST COAST MINES, INC., do hereby certify that the following is a true and correct copy of a resolution of the board of directors, duly adopted the special meeting of the board of directors of said corporation, held on the 8th day of April, 1940, at the hour of 5 o'clock P.M. in the office of said company at 215 Capital National Bank Building, Sacramento, California; that the same has been duly recorded in the minutes of said corporation; said resolution is as follows, to-wit:

         RESOLVED: that the articles of incorporation of WEST COAST MINES, INC., be amended, by amending Article FOURTH so that it shall, as amended, read as follows, to-wit:

        "FOURTH: The amount of the capital tock of said corporation is Seven Hundred Fifty Thousand Dollars ($750,000.00), divided into seven hundred fifty thousand (750,000) shares of the par value of One Dollar ($1.00) per each share."

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of said corporation at Sacramento, in the State of California, this 8th day of April, 1940.

/S/ Walter Leitch, Secretary
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